Exhibit 99.1

Helix Announces Pricing of Senior Notes Offering

HOUSTON, November 16, 2023―Helix Energy Solutions Group, Inc. (NYSE: HLX) (“Helix”) announced today it has priced $300 million in principal amount of 9.750% Senior Notes due 2029 (the “Notes”). Helix intends to use the net proceeds from the offering, together with cash on hand and shares of its common stock, as necessary, to pay the cost of extinguishing its obligations with respect to its outstanding 6.75% Convertible Senior Notes due 2026 (the “2026 Convertible Notes”), which may include privately negotiated transactions and payments in settlement of redemptions or conversion of such 2026 Convertible Notes. Helix intends to use the remainder of the net proceeds from the offering, if any, for general corporate purposes, which may include repayment of other indebtedness. Helix reserves the right to settle and extinguish the 2026 Convertible Notes in cash, shares of its common stock, or any combination thereof. Helix expects to close the offering of the Notes on or about December 1, 2023, subject to the satisfaction of customary closing conditions.

The Notes will bear interest from December 1 at an annual rate of 9.750% payable on March 1 and September 1 of each year, beginning on March 1, 2024. The Notes will mature on March 1, 2029.

The Notes and the related guarantees are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration set forth in Rule 144A of the Securities Act and, outside of the United States, to non-U.S. persons in reliance on Regulation S under the Securities Act.  The Notes and the related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Helix

Helix Energy Solutions Group, Inc., headquartered in Houston, Texas, is an international offshore energy services company that provides specialty services to the offshore energy industry, with a focus on well intervention, robotics and full field decommissioning operations. Its services are centered on a three-legged business model well positioned for a global energy transition by maximizing production of remaining oil and gas reserves, decommissioning end-of-life oil and gas fields and supporting renewable energy developments.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any statements regarding the Notes, including their timing and issuance, terms and the use of proceeds therefrom, including the extinguishment of the 2026 Convertible Notes; any statements regarding our strategy; any statements regarding our business model or the global energy transition; and any statements of assumptions underlying any of the foregoing. The forward-looking statements are subject to a number of known and unknown risks, uncertainties and other factors that could cause results to differ materially from those in the forward-looking statements, including but not limited to the potential effects of the transactions described in this press release; actions by governments, customers, suppliers and partners with respect thereto; market conditions; results from acquired properties; demand for our services; the performance of contracts by suppliers, customers and partners; actions by governmental and regulatory authorities; operating hazards and delays, which includes delays in delivery, chartering or customer acceptance of assets or terms of their acceptance; our ultimate ability to realize current backlog; employee management issues; complexities of global political and economic developments; geologic risks; volatility of oil and gas prices and other risks described from time to time in our reports filed with the Securities and Exchange Commission (the “SEC”), including Helix’s most recently filed Annual Report on Form 10-K and in Helix’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. We assume no obligation and do not intend to update these forward-looking statements, which speak only as of their respective dates, except as required by the securities laws.